                                                                   Exhibit 10.03

                               ADVISORY AGREEMENT

                                  BY AND AMONG

                            ML SELECT FUTURES I L.P.

                                       AND

                        SUNRISE CAPITAL PARTNERS, L.L.C.

                                       AND

                     MERRILL LYNCH INVESTMENT PARTNERS INC.

                            DATED AS OF JULY 1, 1998

                            ML SELECT FUTURES I L.P.

                               ADVISORY AGREEMENT

                                TABLE OF CONTENTS

Section                                                                                                            Page
                                                                                                                   ----
1.       Undertakings of the Trading Advisor......................................................................    1
2.       Duties of the Trading Advisor............................................................................    3
3.       Allocation of Assets.....................................................................................    5
4.       Trading Advisor Independent..............................................................................    5
5.       "Business Day"...........................................................................................    5
6.       Commodity Broker; Floor Brokers; F/X Desk................................................................    5
7.       Advisory Fees............................................................................................    6
8.       Representations and Warranties...........................................................................    7
9.       Term and Termination.....................................................................................    9
10.      Right to Advise Others; Uniformity of Acts and Practices.................................................   10
11.      Speculative Position Limits..............................................................................   11
12.      Entire Agreement.........................................................................................   12
13.      Standard of Liability; Indemnification...................................................................   12
14.      Assignment...............................................................................................   14
15.      Amendment; Waiver........................................................................................   14
16.      Severability.............................................................................................   14
17.      Notices..................................................................................................   14
18.      Governing Law............................................................................................   15
19.      Consent to Jurisdiction..................................................................................   15
20.      Promotional Material.....................................................................................   16
21.      Confidentiality..........................................................................................   16
22.      Survival.................................................................................................   16
23.      Counterparts.............................................................................................   16
24.      Headings.................................................................................................   16
25.      Pronouns and Plurals.....................................................................................   16
26.      Binding Effect; Benefit..................................................................................   16
27.      Third-Party Beneficiary..................................................................................   17

Annex A  - Trading Authorization..................................................................................  A-1
Annex B  - List of Commodity Interests Traded.....................................................................  B-1
Annex C  - Profit Share Calculations..............................................................................  C-1
Annex D  - Acknowledgment of Receipt of Disclosure Document.......................................................  D-1

                               ADVISORY AGREEMENT

                  THIS ADVISORY AGREEMENT ("Agreement"), made as of the date set forth on the cover hereof (the "Effective Date"), by and among ML SELECT FUTURES I L.P., a Delaware limited partnership (the "Fund"), SUNRISE CAPITAL PARTNERS, L.L.C., a California limited liability company (the "Trading Advisor") and MERRILL LYNCH INVESTMENT PARTNERS INC., a Delaware corporation ("MLIP").

                              W I T N E S S E T H:

                  WHEREAS, the Fund is engaged in the business of trading, buying, selling or otherwise acquiring, holding or disposing of forward and futures contracts, any rights pertaining thereto and any options thereon or on physical commodities and engaging in all activities incident thereto (the foregoing being collectively referred to herein as "commodity interests");

                  WHEREAS, the Fund offers its Units of Limited Partnership Interest ("Units") for sale to investors, as described in the Fund's Confidential Private Placement Memorandum, as amended and supplemental from time to time (the "Memorandum");

                  WHEREAS, the Trading Advisor is engaged in the business of, among other things, making trading decisions on behalf of investors in the trading of certain commodity interests; and

                  WHEREAS, the Fund desires the Trading Advisor, upon the terms and conditions set forth herein, to act as the trading advisor for the Fund and to make commodity interest trading decisions for the Fund and the Trading Advisor desires to act in such capacity.

                  NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the parties hereto agree as follows:

                  1.       Undertakings of the Trading Advisor
                           -----------------------------------
                 (a)       To Furnish Information. The Trading Advisor agrees
                           ----------------------
to make all disclosures reasonably requested by MLIP regarding the Trading Advisor, its Expanded Diversified Program (the "Trading Program") and the Trading Advisor's trading performance, strategies and accounts; provided, that nothing herein shall require the Trading Advisor to disclose any proprietary or confidential information related to its trading programs, systems or strategies or to its clients.

                  Subject to the confidentiality provisions herein, the Trading Advisor shall cooperate with the Fund and MLIP, to the extent that they may reasonably request, in preparing investor information reports and regulatory filings relating to the Fund, to the extent that information concerning the Trading Advisor is relevant to such reports or filings.

                  Any written reference to the Trading Advisor, its strategies or performance must be approved by the Trading Advisor prior to distribution by the Fund, any of its Limited Partners or MLIP.

                  (b)      To Furnish Updated Performance Information.
                          -------------------------------------------
                  The Trading Advisor, at its own expense, shall promptly provide the Fund and MLIP, upon request, with a table or tables (in form and substance consistent with all applicable regulations and all regulations which would be applicable were the Fund publicly to distribute its securities) reflecting the actual performance, on a monthly basis, of all customer accounts directed by the Trading Advisor up to the latest practicable month-end date.

                  (c)      To Notify of Changes.
                           ---------------------
                  If the Trading Advisor shall become aware of any materially inaccurate or incomplete statement, or of any omission which needs to be rectified in order to avoid the statements relating specifically to the Trading Advisor contained in the reports made by the Fund being materially misleading (provided that the Fund shall have furnished the Trading Advisor with the portions of such reports or offering materials relating to the Trading Advisor), or of the occurrence of any event or change in circumstances which shall have resulted or could reasonably be expected to result in there being any such statement or omission, the Trading Advisor shall promptly notify the Fund and MLIP in writing and shall cooperate with the Fund and MLIP in the preparation of any amended or supplemental reports reasonably requested by MLIP.

                  The Trading Advisor shall promptly notify the Fund and MLIP of any material change in the management, ownership, key personnel, organizational structure, control or financial condition of the Trading Advisor.

                  (d)      Not to Distribute Information Concerning the Fund.
                           --------------------------------------------------
                  None of the Trading Advisor, its affiliates, their respective employees, agents, stockholders, directors, officers or principals or their respective successors or assigns (collectively, "related parties") shall publish, circulate or distribute any information relating to the Fund, any Limited Partner or MLIP or any of their respective affiliates other than in the context of the preparation of the Trading Advisor's performance tables or as otherwise required by applicable law or regulation. (The Trading Advisor may, however, circulate performance information relating to the Fund's account (the "Account") so long as none of the Fund, any Limited Partner, MLIP or any of their respective affiliates are named.)

                  (e)      Not to Solicit Investors.
                           -------------------------
                  None of the Trading Advisor or any related parties shall (i) use or distribute for any purpose whatsoever any list containing the names and/or residence addresses of and/or other information relating to any Limited Partner or (ii) contact any person known to be a current investor for solicitation as a client unless such investor shall have first contacted the Trading Advisor or such investor is already a client of the Trading Advisor.

                  (f)      Not to Contact Financial Consultants.
                           -------------------------------------
                  None of the Trading Advisor or any related party shall communicate with any Merrill Lynch Financial Consultant or other employee or officer regarding the Trading Advisor's trading of the Account except upon prior notice to MLIP and in conjunction with MLIP personnel unless MLIP otherwise agrees in writing.

                  (g)      To Provide Access to Books and Records.
                           ---------------------------------------
                  Upon five business days' notice to the Trading Advisor, the Fund or MLIP shall have the right, during normal business hours, to have access to and to inspect and copy, in each case at their own expense and at the Trading Advisor's offices, such books and records relating to the Trading Advisor and/or the Trading Program as the Fund or MLIP may reasonably request, as may enable them to verify the accuracy and completeness of the data furnished by the Trading Advisor pursuant to this Section 1 (subject to such restrictions as the Trading Advisor may reasonably deem necessary or advisable so as to preserve the confidentiality of proprietary information and the identity of the Trading Advisor's clients). Such right of inspection shall terminate upon the termination of this Agreement, and shall not include any right to access computer programs, records or other information used in determining trading decisions. The Fund and MLIP shall keep confidential all information obtained in the course of any inspection hereunder.

                  2.       Duties of the Trading Advisor
                           -----------------------------


                  (a)      Speculative Trading.
                           --------------------
                  The Trading Advisor shall act as a Commodity Trading Advisor for the Fund implementing the Trading Program with the assets in the Account as described is the Disclosure Document provided by the Trading Advisor to MLIP, as the same may be developed and modified over time (the "Disclosure Document"). The Trading Advisor shall have sole and exclusive authority and responsibility for directing the investment and reinvestment of the assets of the Account, utilizing the Trading Program as refined and modified from time to time in the future, for the period and on the terms and conditions set forth herein. Notwithstanding the foregoing, the Fund may override the trading instructions of the Trading Advisor to the extent necessary: (i) to comply with the Trading Policies; (ii) to fund any distributions or redemptions of Units to be made by the Fund; (iii) to pay the Fund's expenses; (iv) to effect any allocation or reallocation of the Fund's assets in accordance with this Agreement; or (v) as required by law, provided that the Fund shall, unless otherwise required by law, use best efforts to permit the Trading Advisor three (3) full business days in which to liquidate positions prior to exercising the Fund's override authority. (There are currently no relevant Fund trading policies applicable to the Trading Advisor's account, and MLIP shall give the Trading Advisor prior notice and a reasonable period within which to terminate this Agreement should MLIP determine to impose any such policies.)

                  The Fund and MLIP each specifically acknowledge that in agreeing to manage the Account the Trading Advisor is in no respects making any guarantee of profits or protection against loss.

                  The Trading Advisor shall give the Fund and MLIP prompt written notice of any proposed material change in the Trading Advisor's trading approach or in the manner in which the Trading Advisor's trading decisions are to be made or implemented, and shall not make any such proposed material change with respect to trading the Account without having given the Fund and MLIP at least 30 days' prior written notice of such change. The addition and/or deletion of commodity interests from the Fund's portfolio, or change in the trading leverage employed, shall not be deemed a change in the Trading Advisor's trading approach, and prior written notice to the Fund or MLIP shall not be required therefor (except as set forth in Section 2(b) below); provided, that the Trading Advisor may only utilize a trading program other than the Trading Program with the consent of the Fund and MLIP, and may only use one trading program at any one time for the Account.

                  (b)      Investment of Assets Held in Securities and Cash.
                           ------------------------------------------------
Notwithstanding any provision of this Agreement to the contrary, the Fund and MLIP, and not the Trading Advisor, shall have the sole and exclusive authority and responsibility with regard to the investment, maintenance and management of the Fund's assets other than in respect of the Trading Advisor's trading of commodity interests.

                  (c)      Trading Authorization. Prior to the Fund's acceptance
                           ---------------------
of trading advice from the Trading Advisor in accordance with this Agreement, the Fund shall deliver to the Trading Advisor a trading authorization in the form of Annex A hereto, appointing the Trading Advisor as sole agent of the Fund and attorney-in-fact for trading the Account.

                  (d)      Delivery of Disclosure Documents. The Trading Advisor
                           --------------------------------
shall, during the term of this Agreement, deliver to the fund copies of all disclosure documents filed with the Commodity Futures Trading Commission ("CFTC") or the National Futures Association ("NFA") by the Trading Adviser promptly following filing in final form. The Fund shall, if requested, sign the Acknowledgment of Receipt of Disclosure in the form Appendix C hereto, for each disclosure document so delivered.

                  The Trading Advisor agrees, during the term of this Agreement, to immediately notify MLIP of any material changes which the Trading Advisor makes in the disclosures concerning itself or in its performance tables -- as included in any other disclosure documents or as filed with any governmental authority. Specifically, non-material revisions to and routine updates of performance tables shall not be discussed with MLIP in advance.

                  (e)      List of Commodity Interests Traded. The Trading
                           ----------------------------------
Advisor shall provide MLIP with a complete list of the commodity interests which it may, or intends to, trade for the Account other than commodity interests traded on organized exchanges (in the United States or otherwise approved by the CFTC). All such commodity interests shall be listed in Annex B to this Agreement, as the same may be amended from time to time.

                  (f)      Trade Reconciliations. The Trading Advisor
                           ---------------------
acknowledges its obligation to review the new positions in the Account on the day established (or liquidated), until finally posted, and to notify the Fund and MLIP promptly of any errors committed by the Trading Advisor or any trade which the Trading Advisor believes was not executed in accordance with its instructions and which cannot be promptly resolved. The Trading Advisor will use its own systems to evaluate the trade and portfolio information for the Account until it receives the necessary information from the Fund, upon which time the Trading Advisor will use the information from the Fund to evaluate the trade and portfolio information for the Account. The Trading Advisor shall periodically review the Account on an overall basis consistent with the Trading Advisor's policies and procedures in place in respect of customer accounts.

                  (g)      Trade Information. The Trading Advisor shall use its
                           -----------------
best efforts to provide trade information to OMR Systems by 4:30 p.m. on the date of any trade made on behalf of the Fund.

                  3.       Allocation of Assets
                           --------------------

                  Equity allocated to the Account shall not include "notional funds." This initial amount shall be on deposit at Merrill Lynch Futures Inc. ("MLF" or "Merrill Lynch Futures") or an affiliate on the date set forth on the cover of this Agreement (the "Effective Date"), available for trading by the Trading Advisor.

                  The Trading Advisor agrees to accept additional allocations of Fund assets for management, from time to time, on at least three business days' notice, provided that the Net Asset Value of the Account may not exceed $50 million as of any month-end without the Trading Advisor's prior consent, and provided further that the Fund will use its best efforts to make additional allocations only as of the beginning of a month. The Trading Advisor shall not be required to accept additional allocations in respect of any program closed to new investment (including the Trading Program). The Trading Advisor agrees to use its best efforts to provide MLIP with not less than forty-five (45) days' prior written notice in the event that the Trading Program will be closed to new investment.

                  4.       Trading Advisor Independent
                           ---------------------------

                  For all purposes of this Agreement, the Trading Advisor shall be deemed to be an independent contractor and shall have no authority to act for or represent the Fund in any way and shall not otherwise be deemed to be an agent of the Fund or any of its Limited Partners. Nothing contained herein shall create or constitute the Trading Advisor, the Fund, any Limited Partner or MLIP as a member of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, nor shall be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other. The parties acknowledge that the Trading Advisor has not been an organizer or promoter of the Fund and assumes no responsibility for the marketing, organization or administration thereof.

                  5.       "Business Day"
                            ------------

                  "Business day," as used herein, shall mean a day on which banks are required or authorized to remain open for business in New York City.

                  6.       Commodity Broker; Floor Brokers; F/X Desk
                           -----------------------------------------

                  (a)      Clearing of All Trades. The Trading Advisor shall
                           ----------------------
clear orders for all commodity interest transactions for the Account through such commodity broker or brokers as the Fund shall designate from time to time in its sole discretion (the Fund initially so designating MLF). The Trading Advisor will not, without the consent of the Fund, trade on a "give up" basis through floor brokers not associated with MLF. The Fund will review and approve or disapprove all executing brokers proposed by the Trading Advisor for the Fund's account. The Fund agrees that it will only disapprove a proposed executing broker suggested by the Trading Advisor for cause and that, if an executing broker is approved, the Fund will not hold the Trading Advisor liable for any error or breach of contract by any such executing broker, barring negligence, misconduct or bad faith on the part of the Trading Advisor. Even if such float brokers receive Fund consent to execute trades on behalf of the Fund, all such trades will be

"given-up" to be carried by MLF. The Trading Advisor shall receive copies of all daily and monthly brokerage statements for the Account directly from MLF.

                  The parties acknowledge that the Trading Advisor has no authority or responsibility for selecting a commodity broker or dealers or for the negotiation of brokerage commission rates. MLIP shall provide adequate dealing lines of credit for the Trading Advisor to place orders for spot and forward currency contracts on behalf of the Fund.

                  (b)      Forward Trading. All forward trades for the Account
                           ---------------
shall be executed through the forward trading facilities of the counterparties selected by MLIP's affiliated Foreign Exchange Service Desk, unless MLIP consents to some other forward trading arrangement, which consent shall not be unreasonably withheld. The Trading Advisor shall only use such other banks or dealers for what the Trading Advisor, in good faith, believes to be good cause.

                  (c)      Floor Brokerage. Notwithstanding Section 6(a) of this
                           ----------------
Agreement, the Trading Adviser may place orders for commodity interest transactions for the Account through floor brokers selected by the Trading Advisor, and approved by MLIP, such approval not to be unreasonably withheld. Such floor brokers shall "give up" all Account trades to Merrill Lynch Futures for clearance.

                  The brokerage and floor commissions, "give-up" fees and other transaction costs charged by any floor broker, other than Merrill Lynch Futures, to effect Account transactions shall be subject to the approval of MLIP, which shall pay such costs, such approval not to be unreasonably withheld provided that such fees and transaction costs are competitive with MLF's standard rates.

                  The Trading Advisor shall be responsible for correcting all trading errors or omissions relating to transactions executed in respect of the Account by any broker. The Trading Advisor shall use its own systems to monitor trading activity in the Account for errors or omissions until the Fund provides the necessary information to the Trading Advisor upon which time, the Trading Advisor will use the Fund's information for this purpose.

                  7.       Advisory Fees
                           -------------
                  (a)      Profit Share. For the advisory services contemplated
                           ------------
by this Agreement, the Fund shall pay to the Trading Advisor an annual Profit Share calculated as set forth in Annex C.

                  (b)      No Share in Commissions. Without the express written
                           -----------------------
consent of the Fund, neither the Trading Advisor nor any related party shall receive or accept, whether in the form of rebates or otherwise, (i) any share of the brokerage, floor, or clearinghouse commissions or fees or other transaction costs paid by the Fund to any commodity broker or floor broker, or (ii) any form of compensation or remuneration from any executing or clearing broker used by the Fund.

                  8.       Representations and Warranties
                           ------------------------------

                  (a) The Trading Advisor hereby represents and warrants to the other parties as follows:

                           (i) The Trading Advisor is a limited liability company duly organized and validly existing and in good standing under the laws of the State of California and in good standing in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to be duly qualified would materially affect the Trading Adviser's ability to perform its obligations under this Agreement. The Trading Advisor has full limited liability company power and authority to perform its obligations under this Agreement.

                           (ii) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Trading Advisor and constitutes a valid, binding and enforceable agreement of the Trading Advisor in accordance with its terms.

                           (iii) The Trading Advisor has all Federal and state governmental, regulatory and commodity exchange licenses and approvals and has effected all filings and registrations with Federal and state governmental and regulatory agencies required to conduct its business and to act as described herein or required to perform its obligations hereunder (including, without limitation, registration of the Trading Advisor as a commodity trading advisor under the Commodity Exchange Act, as amended (the "CEA"), and membership of the Trading Adviser as a commodity trading advisor in NFA), and the performance of such obligation will not violate or result in a breach of any provision of the Trading Advisor's certificate of incorporation, by-laws or any agreement, instrument, order, law or regulation binding on the Trading Advisor. The principals of the Trading Advisor are duly listed as such on its commodity trading advisor Form 7-R registration.

                  (iv) The Trading Advisor's implementation of the Trading Program will not infringe any other person's copyrights, trademark or other property rights.

                  (v) The execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not constitute a breach of, or default under, any instrument by which the Trading Advisor is bound or any order, rule or regulation application to the Trading Advisor of any court or any governmental body or administrative agency having jurisdiction aver the Trading Advisor.

                  (vi) Other than as may have been disclosed in writing to MLIP by the Trading Advisor, there is not pending, or to the best of the Trading Advisor's knowledge threatened, any action, suit or proceeding before or by any court or other governmental body to which the Trading Advisor is a party, or to which any of the assets of the Trading Advisor is subject, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor. The Trading Advisor has not received any notice of an investigation or warning letter from NFA or CFTC regarding non-compliance by the Trading Advisor with the CEA or the regulations thereunder.

                           (vii)    The Trading Advisor's provision of
                  management services as contemplated hereby will not violate the Investment Advisers Act of 1940.

                           (viii) As a condition precedent to the allocation of the Fund's assets to the Trading Adviser, the Trading Advisor agrees to furnish to the Fund such opinions and certificates as the Fund may reasonably request.

                  (b) MLIP hereby represents and warrants to the Trading Advisor as follows:

                           (i) MLIP is duly organized and validly existing and in good standing under the laws of the State of Delaware and in good standing under the laws of each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to so qualify would materially adversely affect MLIP's ability to perform its obligations hereunder.

                           (ii) MLIP has the corporate power and authority under applicable law to perform its obligations hereunder.

                           (iii) This Agreement has been duly and validly authorized, executed and delivered by MLIP and constitutes a legal, valid and binding agreement of MLIP enforceable in accordance with its terms.

                           (iv)     The execution and delivery of this
                  Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein will not constitute a breach of, or default under, any instrument by which MLIP, or any Limited Partner is bound or any order, rule or regulation applicable to MLIP or any Limited Partner of any court or any governmental body or administrative agency having jurisdiction over MLIP or any Limited Partner.

                           (v) There is not pending, or, to the best of MLIP's knowledge threatened, any action, suit or proceeding before or by any court or other governmental body to which MLIP is a party, or to which any of the assets of MLIP is subject, which might reasonably be expected to result in any material adverse change in the condition (financial or otherwise), business or prospects of MLIP or is required to be disclosed pursuant to applicable CFTC regulations. MLIP has not received any notice of an investigation or warning letter from NFA or CFTC regarding non-compliance by MLIP with the CEA or the regulations thereunder.

                           (vi) MLIP has all Federal and state governmental, regulatory and commodity exchange approvals and licenses, and has effected all filings and registrations with Federal and state governmental agencies required to conduct its business and to act as described herein or required to perform its obligations hereunder (including, without limitation, registration as a commodity pool operator under the CEA and membership in NFA as a commodity pool operator), and the performance of such obligations will not contravene or result in a breach of any provision of its certificate of incorporation, by-laws or any agreement, order, law or regulation binding upon it. The principals of MLIP are duly registered as such on MLIP'S commodity pool operator Form 7-R registration.

                  (c) The Fund represents and warrants to the Trading Advisor as follows:

                           (i) The Fund is duly organized pursuant to and validly existing under the laws of the State of Delaware, with full power and authority to engage in the activities as described in the Memorandum.

                           (ii) The Fund has full power and authority under applicable law to perform its obligations under this Agreement.

                           (iii) This Agreement has been duly and validly authorized, executed and delivered by the Fund and constitutes the binding and enforceable obligation of the Fund in accordance with its terms.

                           (iv)     The execution and delivery of this
                  Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein will not constitute a breach of, or default under, the Certificate of Limited Partnership or Limited Partnership Agreement of the Fund, or any instrument by which the Fund is bound or any order, rule or regulation applicable to the Fund of any court or any governmental body of administrative agency having jurisdiction over the Fund.

                           (v) The Fund does not require any governmental, regulatory or exchange approvals or licenses, nor need it effect any filings or registrations with any federal, state or other governmental agencies in order to conduct its business and to act as contemplated by this Agreement.

                  The foregoing representations and warranties shall be continuing during the entire term of this Agreement and, if at any time, any event shall occur which would make any of the foregoing representations and warranties of any party no longer true and accurate, such party shall promptly notify the other parties.

                  9.       Term and Termination
                           --------------------

                  (a)      Term and Renewal. This Agreement shall continue in
                           ----------------
effect until December 31, 1999. Thereafter, this Agreement will be automatically renewed for successive one-year periods unless terminated by either the Trading Adviser or the Fund upon all prior notice to the other.

                  (b)      Termination. Notwithstanding Section 9(a) hereof,
                           -----------
this Agreement shall terminate:

                           (i) immediately if the Fund shall terminate and be dissolved;

                           (ii) at the discretion of MLIP on 24 hours' prior notice to the Trading Adviser;

                           (iii) at the discretion of the Trading Advisor, upon twenty (20) days' notice to MLIP, as of any month-end should (a) the Trading Advisor notify MLIP of a proposed material change to the strategies to be used in managing the Account and MLIP has instructed the Trading Advisor not to implement such changes; (b) if the Trading Advisor has determined to cease managing any customer accounts; (c) the Trading Advisor's instructions are overridden; or (d) should the Account have a Net Asset Value, as of the close of business on any day, of less than $1,000,000 (any such termination to be made at the first available month-end after the event giving rise to the termination right or such right to be waived); or

                           (iv) immediately at the discretion of MLIP or the Trading Advisor, as the case may be, in the event that the Trading Advisor, on the one hand, or the Fund, MLIP or Merrill Lynch Futures, on the other, is in material breach of any provision hereof.

                  Any non-renewal of this Agreement pursuant to Section 9(a) or any termination of this Agreement pursuant to clauses 9(b)(i), (b)(ii) or
(b)(iii), above, shall be without penalty or liability to any party.

                  10.      Right to Advise Others; Uniformity of Acts and
                           ----------------------------------------------
                           Practices
                           ---------

                  During the term of this Agreement, the Trading Advisor and its affiliates shall be free to advise other investors as to the purchase and sale of commodity interests, to manage and trade other investors' commodity interests accounts and to trade for and on behalf of their own proprietary commodity interests accounts. However, under no circumstances shall the Trading Advisor or any of its affiliates favor any commodity interests account directed by any of them (regardless of the date on which they began or shall begin to direct such account) over the Account, giving due consideration to the fact that the Trading Advisor will trade only the Trading Program on behalf of the Fund. For purposes of this Agreement, the Trading Advisor and its affiliates shall not be deemed to be favoring another commodity interests account over the Account if the Trading Advisor or its affiliates, in accordance with specific instructions of the owner of such account, trades such account pursuant to the Trading Program but at a degree of leverage or in accordance with trading policies different from those applied by the Fund for the Account or, in accordance with the Trading Advisor's money management principles, shall not trade certain commodity interests contracts for a particular Trading Program account based on the amount of equity in such account.

                  The parties hereto acknowledge that the Trading Advisor will trade only the Trading Program on behalf of the Fund, and that the Trading Program may significantly underperform other programs offered by the Trading Advisor and other accounts in the Trading Program.

                  The Trading Advisor agrees that it will not accept additional client accounts for management if doing so might reasonably be expected to require material changes to the trading strategies used by the Trading Advisor for the Account or materially adversely affect the Trading Advisor's ability to perform services hereunder.

                  The Trading Advisor agrees that in the event the Trading Advisor determines to trade or is now trading another commodity interest account pursuant to a trading approach materially different from the trading approach utilized by the Trading Advisor in trading on behalf of the Account, the Trading Advisor will disclose such trading approach to MLIP, subject to reasonable assurances of confidentiality, and, provided that the Trading Advisor and MLIP materially agree on a fee structure for trading the Account pursuant to such different trading approach, will, if MLIP so elects, utilize any such trading approach in trading the Account in the future, provided that the Trading
Advisor shall not hereby be required to use, on behalf of the Account, any approach used solely in trading, experimental or proprietary accounts or any approach which the Trading Advisor reasonably believes to be inappropriate for the Account.

                  At the request of the Fund, the Trading Advisor and its affiliates shall promptly make available to the Fund copies of any daily, monthly, quarterly and annual, as the case may be, written reports prepared by the Trading Advisor in the ordinary course, reflecting the performance of all Trading Program accounts advised, managed, owned or controlled by the Trading Advisor or its affiliates (subject to the need to preserve the confidentiality of proprietary information concerning the Trading Advisor's trading systems, methods, models, strategies and formulas and the identity of the Trading Advisor's clients). At the request of the Fund, the Trading Advisor or its affiliates shall promptly deliver to the Fund a satisfactory written explanation, in the reasonable judgment of the Fund, of the differences, if any, in the performance between the Account and such other Trading Program accounts (subject to the need to preserve the confidentiality of proprietary information concerning the Trading Advisor's trading systems, methods, models, strategies and formulas and the identity of the Trading Advisor's clients).

                  11.      Speculative Position Limits
                           ---------------------------

                  (a)      Limits Applicable to Trading Advisor. The Trading
                           ------------------------------------
Advisor agrees that in the event the Trading Advisor exceeds speculative position limits in respect to the Trading Advisor's commodity interest trading, the Trading Advisor will liquidate positions as necessary to comply with applicable speculative position limits in all of the Trading Adviser's outstanding accounts in such manner as the Trading Advisor deems to be fair and equitable. The Trading Advisor agrees that in the event that any such liquidation becomes necessary, the Trading Advisor will so inform MLIP and will report to MLIP the steps taken by the Trading Advisor in order to comply with all applicable speculative position limits.

                  The Trading Advisor represents and warrants that existing speculative position limits will not materially adversely affect the Trading Adviser's ability to manage the Account, provided that such account does not exceed $25,000,000.

                  (b)      Notice That Limits Exceeded. If the Trading Advisor
                           ---------------------------
at any time shall become aware that the positions in any commodity interest owned, held, or controlled by the

Trading Advisor exceed [[90% of]] the applicable speculative position limit allocable to the Trading Advisor, the Trading Advisor shall promptly notify MLIP of that fact in writing.

                  The Trading Advisor shall promptly notify MLIP if speculative position limits may reasonably be expected to require alteration of the strategies used in managing the Account.

                  (c)      Liquidation of Positions to Comply with Limits.
                           ----------------------------------------------
                   If limits are exceeded by the Fund, MLIP shall instruct the Trading Advisor as to whether any liquidation of Account positions managed by the Trading Advisor is required.

                  12.      Entire Agreement
                           ----------------
                  This Agreement constitutes the entire agreement between the parties hereto with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless it shall be in writing and signed by the party against whom enforcement is sought.

                  13.      Standard of Liability; Indemnification
                           --------------------------------------
                  The Trading Advisor, its officers, directors, employees and shareholders (as applicable) shall not be liable to the Fund, MLIP, or to any of their successors or assigns except by reason of acts or omissions in contravention of the express terms of this Agreement, or due to their misconduct or negligence, or by reason of not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Fund.

                  The Trading Advisor shall indemnify, defend and hold harmless the Fund, MLIP, their respective affiliates and their respective directors, officers, partners, shareholders, employees and controlling persons from and against any and all losses, claims, damages, liabilities (joint and several), costs and expenses (including any reasonable investigatory, legal and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Trading Advisor shall have approved such settlement) resulting from a demand, claim, lawsuit, action or proceeding relating to any action or omission of the Trading Advisor or any of its respective officers, directors or employees relating to the business or activities of such person under this Agreement or relating to the management of the Account; provided, that the action or omission of such person which was the subject of the demand, claim, lawsuit, action or proceeding constituted negligence or misconduct or a breach of this Agreement or of any fiduciary obligation under applicable law to the Fund or was an action or omission taken otherwise than in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund.

                  The Fund shall indemnify, defend and hold harmless the Trading Advisor, its affiliates and their respective directors, officers, shareholders, employees and controlling persons from and against any and all losses, claims, damages, liabilities (joint and several), costs and expenses (including any investigatory, legal and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Fund shall have approved such settlement) resulting from a demand, claim, lawsuit, action or proceeding relating to any of such person's actions or capacities relating to the business or activities of the Fund pursuant to this

Agreement or the operation of the Fund, or disclosure related to it; provided that the conduct of such person which was the subject of the demand, claim, lawsuit, action or proceeding did not constitute negligence, misconduct or a breach of this Agreement or of any fiduciary obligation to the Fund arising under applicable law and was done in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Fund. The termination of any demand, claim, lawsuit, action or proceeding by settlement shall not, in itself, create a presumption that the conduct in question was not undertaken in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund.

                  Any indemnification required by this Section 13, unless ordered or expressly permitted by a court, shall be made by the indemnifying party only upon a determination by independent legal counsel in a written opinion that the conduct which is the subject of the claim, demand, lawsuit, action or proceeding with respect to which indemnification is sought meets the applicable standard set forth in this section 13; provided, however, that if the indemnified party shall prevail on the merits and the defense of any demand, claim, lawsuit or proceeding subject to indemnification hereunder, indemnification shall be payable hereunder irrespective of the receipt of any such legal opinion.

                  In the event that a person entitled to indemnification under this Section 13, is made a party to an action, suit, or proceeding alleging both matters for which indemnification may be due hereunder and matters for which indemnification may not be due hereunder, such person shall be indemnified only in respect of the former matters.

                  The Fund or the Trading Advisor, as the case may be, shall advance indemnification payments reasonably asserted to be due hereunder, provided that the putatively indemnified party which receives such advances undertakes in writing to repay the advanced funds, without interest, in the event that such recipient is determined not to be entitled to indemnification under this Section 13.

                  Notwithstanding any provision of this Agreement to the contrary, in respect of all losses, liabilities, claims, demands, damages, costs, and expenses described above in this Section 13 (including legal, accounting, and other expenses incurred in each connection therewith), the Fund's indemnity obligation shall be limited to the net worth of the Trading Advisor as of the time that any event giving rise for a claim to indemnity arose.

                  The foregoing agreements of indemnity shall be in addition to, and shall in no respect limit or restrict, any other remedies which may be available to an indemnified party under this Agreement.

                  Promptly after receipt by any of the indemnified parties under this Agreement of notice of any demand, claim, lawsuit, action or proceeding, the indemnified party shall notify the indemnifying party in writing of the commencement thereof if a claim in respect thereof is to be made under this Agreement, but the omission so to notify shall not relieve the indemnifying party from any obligation or liability which it may have to any such indemnified party otherwise than under this section. In case such demand, claim, lawsuit, action or proceeding is brought against a person indemnified under this Agreement, and the indemnifying party is notified of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that the indemnifying party may wish, to assume the defense thereof, with counsel selected by the indemnifying party and approved by the indemnified person (provided that approval may not be unreasonably withheld), and after notice from the indemnifying party to such indemnified person of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such person under this section for any legal or other expenses subsequently incurred by such person in connection with the defense thereof, unless (i) the indemnifying party approves the employment of separate counsel by such person, or (ii) the action has been brought against both such person and the indemnifying party and such person's counsel has advised it or him that it or he has legal defenses different from or in addition to those of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for legal or other expenses of more than one separate firm of attorneys for all such persons indemnified hereunder, which firm shall be designated in writing by the Trading Advisor or the Fund, as the case may be).

                  Notwithstanding any other provision herein to the contrary, neither Gary B. Davis nor John V. Forrest shall have any liability to the Fund, MLIP or any other person, or their controlling persons, directors, officers and employees under this Agreement except for fraud or wilful misconduct by Gary B. Davis or John V. Forrest, as applicable.

                  14.      Assignment
                           ----------

                  This Agreement shall not be assigned by any of the parties hereto without the prior express written consent of the other parties hereto.

                  15.      Amendment; Waiver
                           -----------------

                  This Agreement shall not be amended except by a writing signed by the parties hereto. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its rights hereunder on any occasion or series of occasions.

                  16.      Severability
                           ------------

                  If any provision of this Agreement, or the application of any provision to any person or circumstance, shall be held to be inconsistent with any present or future law, ruling, rule or regulation of any court or governmental or regulatory authority having jurisdiction over the subject matter hereof, such provision shall be deemed to be rescinded or modified in accordance with such law, ruling, rule or regulation, and the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it shall be held inconsistent, shall not be affected thereby.

                  17.      Notices.
                           -------
                  Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered by courier service, postage prepaid mail, telex, telegram or other similar means and shall be effective upon actual receipt by the party to which such notice shall be directed, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

                           if to the Fund:

                                    ML SELECT FUTURES I L.P.
                                    c/o Merrill Lynch Investment
                                            Partners Inc., General Partner
                                    Merrill Lynch World Headquarters
                                    Sixth Floor, South Tower
                                    World Financial Center
                                    New York, New York 10080-6106
                                    Attn: Steven B. Olgin

                           if to MLIP:

                                    MERRILL LYNCH INVESTMENT PARTNERS INC.
                                    Merrill Lynch World Headquarters
                                    Sixth Floor, South Tower
                                    World Financial Center
                                    New York, New York 10080-6106
                                    Attn: Steven B. Olgin

                           Copy to:

                                    Craig S. Deardorff
                                    Merrill Lynch World Headquarters
                                    Sixth Floor, South Tower
                                    World Financial Center
                                    New York, New York 10080-6106

                           if to the Trading Advisor:

                                    SUNRISE CAPITAL PARTNERS, L.L.C,
                                    990 Highland Drive, Suite 303
                                    Solana Beach, CA 92075-2472
                                    Attn:  Mr. Martin Klitzner

                  18.      GOVERNING LAW

                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

                  19.      Consent to Jurisdiction.
                           -----------------------

                  The parties hereto agree that any action or proceeding arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Agreement, any breach hereof, or any transaction covered hereby, shall be resolved, whether by arbitration or otherwise, within the County, City, and State of New York. Accordingly, the parties consent and submit to the jurisdiction of the federal and state courts and any applicable arbitral body located within the County, City, and State of New York. The parties further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in federal or state courts, or if appropriate before any applicable arbitral body, located within the County, City, and State of New York.

                  20.      Promotional Material
                           --------------------

                  None of the parties hereto will make reference to any other such party in an officially filed or publicly or privately distributed material without first submitting such material to the party so named for written approval a reasonable period of time in advance of the proposed use of such material.

                  21.      Confidentiality
                           ---------------

                  The Fund and MLIP acknowledge that the Trading Advisor's strategies and trades constitute proprietary data belonging to the Trading Advisor and agree that they will not disseminate any confidential information regarding any of the foregoing, except as required by law, and any such information as may be acquired by MLIP or the Fund is to be used solely to monitor the Trading Advisor's performance on behalf of the Fund.

                  22.      Survival
                           --------

                  The provisions of this Agreement shall survive the termination hereof with respect to any matter arising while this Agreement shall be in effect.

                  23.      Counterparts
                           ------------

                  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  24.      Headings
                           ---------

                  Headings to sections and subsections in this Agreement are for the convenience of the parties only and are not intended to be a part of or to affect the meaning or interpretation hereof.

                  25.      Pronouns and Plurals
                           --------------------

                  Wherever the context may require, any pronoun used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

                  26.      Binding Effect; Benefit.
                           -----------------------

                  This Agreement shall be binding upon and, except as otherwise provided in this Agreement, shall inure to the benefit of the parties hereto, all persons indemnified hereunder and their respective successors, transferees, custodians, executors, administrators, legal representatives, heirs and assigns.

                  27.      Third-Party Beneficiary

                  This Agreement is not intended to and shall not convey any rights to persons not a party to this Agreement. In particular, and not by way of limitation, no investor in the Fund may assert any rights hereunder.

                  IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned on the day and year first written above.

                                   ML SELECT FUTURES I L.P.

                                   By: Merrill Lynch Investment Partners
                                       Inc., General Partner

                                   By: /s/ Steven B. Olgin
                                       ----------------------------------------
                                       Name: Steven B. Olgin
                                       Title: VP and Secretary

                                   MERRILL LYNCH INVESTMENT
                                   PARTNERS INC.

                                   By: /s/ Steven B. Olgin
                                       ----------------------------------------
                                       Name: Steven B. Olgin
                                       Title: VP and Secretary

                                   MERRILL LYNCH FUTURES INC.

                                   By: /s/ John R. Frawley, Jr.
                                       ----------------------------------------
                                       Name: John R. Frawley, Jr.
                                       Title:

                                   SUNRISE CAPITAL PARTNERS, L.L.C.

                                   By: Sunrise Capital Management Inc.,
                                       as Manager

                                   By: /s/ Martin P. Klitzner
                                       ----------------------------------------
                                       Martin P. Klitzner
                                       President

                                     Annex A

                              TRADING AUTHORIZATION

SUNRISE CAPITAL PARTNERS, L.L.C.
990 Highland Drive, Suite 303
Solana Beach, CA 92075-2472

To Whom It May Concern:

                  ML SELECT FUTURES I L.P., a Delaware limited partnership (the "Fund"), does hereby make, constitute, and appoint Sunrise Capital Partners, L.L.C. as the Fund's attorney-in-fact to buy and sell commodity interests, in accordance with the Advisory Agreement among us and certain others.

                  This authorization shall terminate and be null, void, and of no further effect simultaneously with the termination of the said Advisory Agreement.

                                  Very truly yours,

Dated as of July 1, 1998

                                  ML SELECT FUTURES I L.P.

                                  By: Merrill Lynch Investment Partners
                                      Inc., General Partner

                                  By: /s/ Steven B. Olgin
                                      ---------------------------------------
                                      Name: Steven B. Olgin
                                      Title: VP and Secretary

                                  ACCEPTED AND AGREED TO:

                                  SUNRISE CAPITAL PARTNERS, L.L.C.

                                  By: Sunrise Capital Management Inc.,
                                      as Manager

                                  By: _______________________________________
                                      Martin P. Klitzner
                                      President

                                     Annex A

                              TRADING AUTHORIZATION

SUNRISE CAPITAL PARTNERS, L.L.C.
990 Highland Drive, Suite 303
Solana Beach, CA 92075-2472

To Whom It May Concern:

                  ML SELECT FUTURES I L.P., a Delaware limited partnership (the "Fund"), does hereby make, constitute, and appoint Sunrise Capital Partners, L.L.C. as the Fund's attorney-in-fact to buy and sell commodity interests, in accordance with the Advisory Agreement among us and certain others.

                  This authorization shall terminate and be null, void, and of no further effect simultaneously with the termination of the said Advisory Agreement.

                                  Very truly yours,

Dated as of July 1, 1998          ML SELECT FUTURES I L.P.

                                  By: Merrill Lynch Investment Partners Inc.
                                      General Partner

                                  By: __________________________________________
                                      Name:
                                      Title:

                                  ACCEPTED AND AGREED TO:

                                  SUNRISE CAPITAL PARTNERS, L.L.C.

                                  By: Sunrise Capital Management Inc.,
                                      as Manager

                                  By: /s/ Martin P. Klitzner
                                      ---------------------------------------
                                      Martin P. Klitzner
                                      President

                                     Annex B

                                     LIST OF
                           COMMODITY INTERESTS TRADED

                  The undersigned represents that the following is a complete list of commodity interests which the undersigned intends to trade on behalf of ML SELECT FUTURES I L.P. other than regulated futures contracts and options on regulated futures contracts traded on a qualified board of trade or exchange in the United States and foreign futures and options contracts approved by the CFTC as stated in the most recent CFTC Backgrounder:

   Contract Type
(Futures, Forward,
Options on Futures)      Exchange        Contract
------------------       --------        --------

         See attached.

                                  SUNRISE CAPITAL PARTNERS, L.L.C.

                                  By: Sunrise Capital Management Inc.,
                                      as Manager

                                  By: /s/ Martin P. Klitzner
                                      ---------------------------------------
                                      Martin P. Klitzner
                                      President

Dates as of July 1, 1998

                                     Annex C

                            PROFIT SHARE CALCULATIONS

                  As of December 31, 1998, and each calendar year thereafter, the Fund will pay the Trading Advisor a Profit Share equal to twenty-three percent (23.0%) of any New Trading Profit generated by the Fund during the preceding year (or, in the case of the first Profit Share calculation period, since the Effective Date).

                  New Trading Profits means the increase, if any, in cumulative net trading profits as of the end of any calendar year over the previous all-time high in cumulative net trading profits as of the end of any previous calendar year. New Trading Profits include all net trading profits but not interest income. Net trading profits are determined by subtracting brokerage commissions from gross trading profits (i.e., (i) gross realized trading profit minus gross realized trading losses for the relevant period, plus or minus (ii) the change in unrealized trading profit or loss for such period); provided that brokerage commissions of 3.75% of average month-end assets (before subscriptions, redemptions and distributions) per year, rather than the full 5.5% per year charged to the Fund, are deducted in calculating New Trading Profits. New Trading Profits are not reduced for such purposes by profit shares previously paid. New Trading Profit is only generated to the extent that the Trading Advisor exceeds its previous calendar year-end high in cumulative Trading Profit. If no New Trading Profits are achieved, the Fund will not be assessed a profit share.

                  In the case of withdrawals of capital from the Account, net of any additions or positive reallocation to such Account at the time of such withdrawals, other than to pay losses and expenses, a proportional Profit Share will be deducted, and the amounts so deducted will be paid to the Trading Advisor. Such amounts will not be subject to being returned to the Fund (or to any redeeming Limited Partners), irrespective of subsequent losses during the year.

                  Withdrawal of capital from an Account, net of any additions or positive reallocations to such Account, at the time of such withdrawals, will result in a proportional decrease in any shortfall between the level of the cumulative Trading Profit applicable to such Account as of the date of withdrawal and the highest level of cumulative Trading Profit as of the end of any previous calendar year (or $0, if higher) for purposes of subsequent calculations of New Trading Profit.

                  Early redemption charges and extraordinary costs, such as litigation or taxes, shall not reduce Trading Profit.

                  F/X Service Desk service fees shall reduce Trading Profit.

                  In calculating New Trading Profit, Profit Shares paid at previous year-ends or month-ends when earned on withdrawals do not reduce cumulative New Trading Profit in subsequent periods.

                  Termination of the Trading Advisor's Advisory Agreement will be treated as if the date of termination were a calendar year-end for purposes of calculating any Profit Share due to the Trading Advisor.

                  The Fund will remit the Profit Shares due to the Trading Advisor within ten (10) business days of the year-end or month-end as of which they are due. At such time as the Fund remits each Profit Share payment hereunder to the Trading Advisor, the Fund shall also provide information sufficient for the Trading Advisor to verify the Fund's calculations in respect of such period. If the Trading Advisor does not object to such statement within ten (10) business days of the receipt thereof, such statement shall for all purposes be deemed to be conclusively correct.

                                     Annex D

                ACKNOWLEDGMENT OF RECEIPT OF DISCLOSURE DOCUMENT

                  The undersigned hereby acknowledges receipt of the Disclosure Document dated February 28, 1998 of Sunrise Capital Partners, L.L.C. (the "Trading Advisor") in connection with the Trading Advisor's management of an account for ML SELECT FUTURES I L.P.

Dated as of July 1, 1998

                                     ML SELECT FUTURES I L.P.

                                     By: MERRILL LYNCH INVESTMENT PARTNERS INC.
                                         General Partner

                                     By: /s/ Steven B. Olgin
                                         ---------------------------------
                                         Name:  Steven B. Olgin
                                        Title: VP and Secretary

                                      D-1